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                                   EXHIBIT 3.9

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         GENERAC PORTABLE PRODUCTS, INC.



        Generac Portable Products, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"),

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of the Corporation on June 9, 2000, duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for it to be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that the Corporation's Restated Certificate of Incorporation be, and the same hereby is, amended by deleting ARTICLE FOURTH in its entirety and replacing it in its entirety to read as follows:

                FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Thirty-Two Thousand (32,000), of which Twelve Thousand (12,000) shares shall be Common Stock, with a par value of one cent ($0.01) per share, and Twenty Thousand (20,000) shall be Preferred Stock, with a par value of one cent ($0.01) per share.



        SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the number of shares as required by statute were voted in favor of said amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        FOURTH: That said amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Delaware Secretary of State.


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        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eric R. Wilkinson, its President, and Richard A. Aube, its Secretary, this 28th of June, 2000.


                                         By:        /s/ Eric R. Wilkinson
                                                    ----------------------------
                                                    Eric R. Wilkinson
                                                    President

                                         Attest:    /s/ Richard A. Aube
                                                    ----------------------------
                                                    Richard A. Aube
                                                    Secretary